EXHIBIT 10.10

AFFINIA GROUP HOLDINGS INC.

2005 STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

(INCLUDING SCHEDULE A; EXHIBIT A AND EXHIBIT B)

THIS AGREEMENT, is made effective as of May     , 2005 (the “DATE OF GRANT”), between Affinia Group Holdings Inc. (the “COMPANY”) and [                    ] (the “PARTICIPANT”).

R  E  C  I  T  A  L  S:

WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the Options provided for herein to the Participant pursuant to the Plan and the terms set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. DEFINITIONS. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

(a) ACTUAL EBITDA: “EBITDA” as defined in the Operating Company’s 2005 Annual Bonus Plan.

(b) ACTUAL NET WORKING CAPITAL PERCENTAGE: “Net Working Capital Percentage” as defined in the Operating Company’s 2005 Annual Bonus Plan.

(c) CAUSE: (i) the Participant’s continued failure to perform such Participant’s duties (other than as a result of total or partial incapacity due to physical or mental illness) which is not cured for a period of 10 days following written notice by the Company or its Affiliates to the Participant of such failure, (ii) conviction or plea of guilty or no contest to a (x) felony, or (y) crime involving moral turpitude or the property or business of the Company or its Affiliates, (iii) willful malfeasance or willful misconduct in performance of duties to the Company or its Affiliates, or (iv) breach by the Participant of the material terms of any non-compete, non-solicitation or confidentiality provisions.

(d) DISABILITY: “Disability” as defined in the Operating Company’s long-term disability plan.

(e) EBITDA PERFORMANCE OPTION: An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(f) EXPIRATION DATE: The tenth anniversary of the Date of Grant.

(g) NWC PERFORMANCE OPTION: An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(h) OPTIONS: Collectively, the Time Option and the Performance Options to purchase Shares granted under this Agreement.

(i) PERFORMANCE ACTUAL: As applicable, the Actual EBITDA or the Actual Net Working Capital Percentage.

(j) PERFORMANCE OPTIONS: Collectively, the EBITDA Performance Option and the NWC Performance Option.

(k) PLAN: The Affinia Group Holdings Inc. 2005 Stock Incentive Plan, as from time to time amended.

(l) RETIREMENT: “Retirement” as defined in the Operating Company’s tax qualified 401(k) savings plan.

(m) TARGET EBITDA: $175 million in respect of 2005, $200 million in respect of 2006, $225 million in respect of 2007, $250 million in respect of 2008, $260 million in respect of 2009 and $270 million in respect of 2010; provided, that the Board may make adjustments to EBITDA as it reasonably deems to be appropriate as a result of acquisitions, dispositions, mergers, recapitalizations, reorganizations, consolidations, spin-offs, distributions, other extraordinary transactions, other changes in the structure of the Operating Company or any of its Affiliates, or significant capital expenditures so that Target EBITDA equitably reflects the basis for determining Actual EBITDA for the period in question.

(n) TARGET NET WORKING CAPITAL PERCENTAGE: 30% in respect of 2005, 29% in respect of 2006, 28% in respect of 2007, 27.5% in respect of 2008 and 27% in respect of 2009; provided, that the Board may make adjustments to the Net Working Capital Percentage as it reasonably deems to be appropriate as a result of acquisitions, dispositions, mergers, recapitalizations, reorganizations, consolidations, spin-offs, distributions, other extraordinary transactions, other changes in the structure of the Operating Company or any of its Affiliates, or significant capital expenditures so that Target Net Working Capital Percentage equitably reflects the basis for determining Actual Net Working Capital Percentage for the period in question.

(o) TIME OPTION: An Option to purchase the number of Shares set forth on Schedule A attached hereto.

(p) VESTED PORTION: At any time, the portion of an Option which has become vested, as described in Section 3 of this Agreement.

2. GRANT OF OPTIONS. The Company hereby grants to the Participant the right and option to purchase, on the terms and conditions hereinafter set forth, the number of Shares subject to the Time Option, EBITDA Performance Option and NWC Performance Option set forth on Schedule A attached hereto, subject to adjustment as set forth in the Plan. The exercise price of the Shares subject to each Option shall be $100.00 per Share, subject to adjustment as set forth in the Plan (the “OPTION PRICE”). The Options are intended to be nonqualified stock options, and are not intended to be treated as ISOs that comply with Section 422 of the Code.

3. VESTING OF THE OPTIONS.

(a) Vesting of the Time Option. Subject to the Participant’s continued Employment with the Company and its Affiliates, the Time Option shall vest and become exercisable with respect to twenty percent (20%) of the Shares subject to such Time Option on December 31, 2005 and shall vest and become exercisable with respect to an additional twenty percent (20%) of the Shares subject to the Time Option on each December 31 thereafter, until such Shares subject to the Time Option are one hundred percent (100%) vested and exercisable.

(b) Vesting of the Performance Option.

(i) In General. Subject to the Participant’s continued Employment with the Company and its Affiliates, each Performance Option shall vest and become exercisable with respect to twenty percent (20%) of the Shares subject to such Performance Option on the date that the financial statements for the fiscal year ending December 31, 2005 are completed by the Operating Company’s external auditors (the “SIGN-OFF DATE”) and an additional twenty percent (20%) of the Shares on the date that the financial statements are completed by the Operating Company’s external auditors with respect to each of the fiscal years ending December 31, 2006, December 31, 2007, December 31, 2008 and December 31 2009 (the Sign-Off Date and each such date, a “PERFORMANCE VESTING DATE”) to the extent that the applicable Performance Actual for the fiscal year ending prior to a Performance Vesting Date equals or exceeds (or in the case of Actual Net Working Capital Percentage, equals or is less than) the applicable Performance Target for such fiscal year.

(ii) Catch-Up. Notwithstanding the foregoing vesting provisions set forth in Section 3(b)(i), if Actual EBITDA does not equal or exceed the applicable Target EBITDA with respect to any of fiscal years 2005 through 2008 (a “MISSED YEAR”), then, the EBITDA Performance Option may nevertheless vest and become exercisable with respect to the Shares subject to the EBITDA Performance Option in respect of such Missed Year as follows:

(A) If the Actual EBITDA for any of the fiscal years ending December 31, 2006 through December 31, 2009 exceeds the Target EBITDA for such fiscal year (an “EXCESS YEAR”) and the Participant remains employed with the Company and its Affiliates through the Performance Vesting Date applicable to such Excess Year (i.e., following the end of such Excess Year), then an amount equal to the excess of the Actual EBITDA for such Excess Year over the Target EBITDA for such Excess Year shall be credited to a notional account for that Excess Year (an “Excess Account”).

(B) Any amounts in an Excess Account shall be applied to any previous Missed Year(s) which occurred within the two fiscal years immediately preceding the Excess Year (with application to the earliest Missed Year(s) first).

(Thus, by way of example only, if the fiscal year ending December 31, 2008 was an Excess Year, amounts in the Excess Account for such year would be applied to either or both of the fiscal years ending December 31, 2006 or December 31, 2007, if they were Missed Years, but not to the fiscal year ending December 31, 2005). If the sum of the Actual EBITDA for any Missed Year, when supplemented with amounts allocated to the Missed Year from the Excess Account equals or exceeds the applicable Performance Target for such Missed Year, then the EBITDA Performance Option shall vest and become exercisable with respect to the Shares subject to the EBITDA Performance Option in respect of such Missed Year and the amounts so allocated to the Missed Year from the Excess Account shall be debited from the Excess Account. In no event will amounts allocated to an Excess Account be applied to any subsequent fiscal year.

(c) Termination of Employment.

(i) General. Notwithstanding any other provision of this Agreement, other than as described in Sections 3(c)(ii), if the Participant’s Employment with the Company and its Affiliates terminates for any reason, the Option, to the extent not then vested and exercisable, shall expire and be immediately canceled by the Company without consideration.

(ii) Time Option. Notwithstanding Section 3(a) and 3(c)(i), in the event that the Participant’s Employment is terminated due to death, Disability or Retirement, to the extent not previously cancelled or expired, the Time Option shall immediately become vested and exercisable as to the Shares subject to the Time Option that would have otherwise vested and become exercisable in the fiscal year in which such termination of Employment occurs and any remaining unvested portion of the Time Option shall expire and be immediately canceled by the Company without consideration.

4. EXERCISE OF OPTIONS.

(a) Period of Exercise. Subject to the provisions of the Plan and this Agreement (and any other agreement entered into by the Participant and the Company), the Participant may exercise all or any part of the Vested Portion of an Option at any time prior to the Expiration Date. Notwithstanding the foregoing, if the Participant’s Employment terminates prior to the Expiration Date, the Vested Portion of an Option shall remain exercisable only for the period set forth below (and shall expire upon termination of such period):

(i) Termination due to Death or Disability. If the Participant’s Employment with the Company and its Affiliates is terminated due to the Participant’s death or Disability, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) one year following the date of such termination and (B) the Expiration Date;

(ii) Termination by the Company without Cause or Termination by the Participant. If the Participant’s Employment with the Company and its Affiliates is terminated (a) by the Company without Cause or (b) by the Participant (other than due to the Participant’s Retirement), the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) 90 days following the date of such termination and (B) the Expiration Date;

(iii) Termination by the Participant due to Retirement. If the Participant’s Employment with the Company and its Affiliates is terminated by the Participant due to Retirement, the Participant may exercise the Vested Portion of an Option for a period ending on the earlier of (A) two years following the date of such termination and (B) the Expiration Date; and

(iv) Termination by the Company for Cause. If the Participant’s Employment with the Company and its Affiliates is terminated by the Company for Cause, the Vested Portion of an Option shall immediately terminate in full and cease to be exercisable.

(b) Method of Exercise.

(i) Subject to Section 4(a) of this Agreement, the Vested Portion of an Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and, other than as described in clause (C) or (D) of the following sentence, shall be accompanied by payment in full of the aggregate Option Price in respect of such Shares. Payment of the aggregate Option Price may be made (A) in cash, or its equivalent, (B) by transferring to the Company Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee or generally accepted accounting principles), (C) if there is a public market for the Shares at the time of payment, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and deliver promptly to the Company an amount equal to the aggregate Option Price, or (D) such other method as approved by the Committee. No Participant shall have any rights to dividends or other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares or otherwise completed the exercise transaction as described in the preceding sentence and, if applicable, has satisfied any other conditions imposed pursuant to this Agreement.

(ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, absent an available exemption to registration or qualification, an Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole reasonable discretion determine to be required by such laws, rulings or regulations.

(iii) Upon the Company’s determination that an Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Participant’s name for such Shares. However, the Company shall not be liable to the Participant for damages relating to any reasonable delays in issuing the certificates to the Participant or any loss by the Participant of the certificates.

(iv) In the event of the Participant’s death, the Vested Portion of an Option shall remain vested and exercisable by the Participant’s executor or administrator, or the person or persons to whom the Participant’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 4(a) of this Agreement. Any heir or legatee of the Participant shall take rights herein granted subject to the terms and conditions hereof.

(v) Without limiting the generality of Section 12, as a condition to the exercise of any Option evidenced by this Agreement, the Participant shall execute the Stockholders Agreement and the Restrictive Covenant Agreement, which shall be substantially the forms attached hereto as Exhibits A and B, respectively.

5. NO RIGHT TO CONTINUED EMPLOYMENT. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or its Affiliate may at any time terminate the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. LEGEND ON CERTIFICATES. The certificates representing the Shares purchased by exercise of an Option shall be subject to such stop transfer orders and other restrictions as the Committee may determine is required by the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, any applicable federal or state laws and the Company’s Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

7. TRANSFERABILITY. Unless otherwise determined by the Committee, an Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. During the Participant’s lifetime, an Option is exercisable only by the Participant.

8. WITHHOLDING. The Participant may be required to pay to the Company or its Affiliate and the Company or its Affiliate shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Option or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of the Option, its exercise, or any payment or transfer under the Option or under the Plan and to take such action as may be necessary in the option of the Company to satisfy all obligations for the payment of such taxes.

9. SECURITIES LAWS. Upon the acquisition of any Shares pursuant to the exercise of an Option, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

10. NOTICES. Any notice under this Agreement shall be addressed to the Company in care of its General Counsel, addressed to the principal executive office of the Company and to the Participant at the address last appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

12. OPTIONS SUBJECT TO PLAN; STOCKHOLDERS AGREEMENT AND RESTRICTIVE COVENANT AGREEMENT. By entering into this Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan and agrees that, unless otherwise determined by the Board, will, contemporaneously with the grant of the Options, enter into, and be bound by, the Stockholders Agreement and Restrictive Covenant Agreement substantially in the form of Exhibits A and B hereto, respectively. The Options and the Shares received upon exercise of the Options are subject to the Plan and the Stockholders Agreement. The terms and provisions of the Plan and the Stockholders Agreement as each may be amended from time to time are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan or the Stockholders Agreement, the applicable terms and provisions of the Plan or the Stockholders Agreement will govern and prevail. In the event of a conflict between any term or provision of the Plan and any term or provision of the Stockholders Agreement, the applicable terms and provisions of the Stockholders Agreement will govern and prevail.

13. SIGNATURE IN COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

AFFINIA GROUP HOLDINGS INC.

By:
Its

Participant

SCHEDULE A

The number of Shares subject to each Option is set forth below:

Time Option:

EBITDA Performance Option:

NWC Performance Option:

Exhibit A

MANAGEMENT STOCKHOLDER’S AGREEMENT

(PURCHASED STOCK AND OPTIONS)

This Management Stockholder’s Agreement (this “Agreement”) is entered into as of                      (the “Effective Date”) between Affinia Group Holdings Inc., a Delaware corporation (the “Company”), and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”). All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement or in the Option Plan (as such term is defined below) or, if not defined therein, in the Stock Option Agreement (as such term is defined below).

WHEREAS, pursuant to the Stock and Asset Purchase Agreement, dated as of July 8, 2004 (as amended, modified or supplemented from time to time, the “Purchase Agreement”) between Affinia Group, Inc. (f/k/a AAG Opco Corp.), a Delaware corporation (“Affinia”) and a wholly owned subsidiary of the Company, and Dana Corporation, a Virginia corporation (“Dana”), Affinia purchased the automotive aftermarket business from Dana (the date of such purchase, the “Closing Date”);

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Cypress Merchant Banking Partners II L.P., a Delaware limited partnership, Cypress Merchant Banking II C.V., a limited partnership formed under the laws of The Netherlands, 55th Street Partners II L.P., a Delaware limited partnership, Cypress Side-By-Side L.L.C., a Delaware limited liability company and other investors have entered into a Stockholders Agreement, dated as of the Closing Date (the “Investor Stockholders Agreement”);

WHEREAS, the Management Stockholder has been selected by the Company to purchase shares of Common Stock and/or to receive options to purchase shares of Common Stock (together with any options to purchase shares of Common Stock granted to the Management Stockholder after the Effective Time, the “Options”) pursuant to the terms set forth below and the terms of the 2005 Stock Incentive Plan of the Company (the “Option Plan”) and the Nonqualified Stock Option Agreement dated as of August 1, 2005, entered into by and between the Company and the Management Stockholder (the “Stock Option Agreement”); and

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders’ Agreements”) which have been or in the future will be entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”).

NOW THEREFORE, to implement the foregoing and in consideration of the grant of Options and of the mutual agreements contained herein, the Parties agree as follows:

1. Issuance of Purchased Stock; Options

(a) Subject to the terms and conditions hereinafter set forth, the Management Stockholder hereby subscribes for and shall purchase, as of the Effective Date, and the Company shall issue and deliver to the Management Stockholder as of the Effective Date,              shares of Common Stock, at a per share purchase price of $100.00 (the “Base Price”), which price is equivalent to the effective per share purchase price paid by Cypress for the shares of the Company (all such shares acquired by the Management Stockholder, the “Purchased Stock”). The aggregate purchase price for all shares of the Purchased Stock is $            .

(b) Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of the Effective Date the Company is issuing to the Management Stockholder Options to acquire shares of Common Stock, at an initial exercise price per share equal to the Base Price, and the Parties shall execute and deliver to each other copies of the Stock Option Agreement concurrently with the issuance of the Options.

(c) The Company shall have no obligation to issue or sell any Purchased Stock or issue any Options to any person who (i) is a resident or citizen of a state or other jurisdiction in which the sale of the Common Stock to him would constitute a violation of the securities or “blue sky” laws of such jurisdiction or (ii) is not an employee of the Company or any of its subsidiaries on the date hereof.

2. Management Stockholder’s Representations, Warranties and Agreements.

(a) The Management Stockholder agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”) any shares of Purchased Stock or Common Stock issuable upon exercise of the Options (“Option Stock”; together with all Purchased Stock, Net Settled Stock and any other Common Stock otherwise acquired and/or held by the Management Stockholder Entities, “Stock”), except as otherwise provided for herein. If the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also agrees and acknowledges that he will not transfer any shares of the Stock unless:

(i) the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii) (A) counsel for the Management Stockholder (which counsel shall be reasonably acceptable to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of such jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 3, 4, 5, 6 or 9 hereof, (y) a transfer upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Effective Date in compliance with the federal securities laws to a Management Stockholder’s Trust, provided that such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

(b) From and after the Effective Date until such time as the applicable transfer restrictions no longer apply to such Stock and the Company has reissued a certificate representing such Stock, the certificate (or certificates) representing the Stock shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF                      BETWEEN AFFINIA GROUP HOLDINGS INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND IN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS NOT IN VIOLATION OF THE ACT OR APPLICABLE STATE SECURITIES LAWS.”

(c) The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock. If the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e) The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f) The Management Stockholder represents and warrants that (i) with respect to the Stock, he has received and reviewed the available information relating to the Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he has relied solely on such information.

(g) The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock, (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement, (v) his participation in the purchase of the Purchased Stock is voluntary and (vi) he is a resident of the State of                     .

3. Transferability of Stock. The Management Stockholder agrees that he will not transfer any shares of the Stock at any time during the period commencing on the Effective Date and ending on the earliest to occur (the date of such event, the “Lapse Date”) of (i) the seventh anniversary of the Closing Date, (ii) the date of consummation of a Qualified Public Offering and (iii) a Change in Control; provided, however, that the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (a) transfers permitted by Section 5 or 6; (b) transfers permitted by clauses (y) and (z) of Section 2(a); (c) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company, including without limitation a sale pursuant to Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (d) transfers permitted pursuant to the Sale Participation Agreement (as defined in Section 7); (e) transfers to Cypress and its Affiliates or (f) other transfers permitted by the Board in its sole discretion. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect.

4. Right of First Refusal. (a) If, at any time after the Lapse Date and prior to the date of consummation of a Qualified Public Offering, the Management Stockholder receives a bona fide offer to purchase any or all of his Stock (the “Third Party Offer”) from a third party (which, for the avoidance of doubt, shall not include any transfers pursuant to clauses (y) and (z) of Section 2(a) or pursuant to the Sale Participation Agreement) (the “Offeror”), which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Third Party Offer. The Management Stockholder’s notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror). At any time within fifteen (15) days after the date of the receipt by the Company of the Management Stockholder’s notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Third Party Offer, pursuant to Section 4(b).

(b) The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Company’s Board), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder at the principal office of the Company against delivery of certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder. If at the end of the 15-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer. Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of sixty (60) days following the expiration of the 15-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

5. The Management Stockholder’s Right to Resell Stock and Options to the Company.

(a) Except as otherwise provided herein and for the purpose of providing a market for the Stock or Options for the applicable Management Stockholder Entities, if, prior to the Lapse Date, either (x) prior to Retirement, the Management Stockholder’s employment with the Company (or any of its subsidiaries) terminates as a result of the death or Disability of the Management Stockholder or (y) after Retirement, the Management Stockholder dies or suffers a Disability, then the applicable Management Stockholder Entity, shall, for one year following the date of (x) such termination for death or Disability or (y) such death or Disability, respectively (as applicable, the “Put Period”), have the right to:

(i) With respect to the Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value (the “Section 5 Repurchase Price”) at the time of the purchase;

(ii) With respect to any outstanding Options, receive from the Company, on one occasion, in exchange for all of the exercisable portions of the Options then held by the applicable Management Stockholder Entities, an amount equal to the product of (x) the excess, if any, of the Section 5 Repurchase Price at the time of the exchange over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment, which shall be payable in shares of Stock (the “Net Settled Stock”). In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable portions of the Options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof. In the event that the Management Stockholder Entities do not exercise the foregoing rights, the exercisable but unexercised portions of the Options shall terminate in accordance with the terms of Section 4(a) of the Stock Option Agreement. Subject to the Stock Option Agreement, the unexercisable portions of the Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment in accordance with Section 3(c) of the Stock Option Agreement.

(iii) For 30 days following the six month anniversary (the “Settled Stock Put Period”) of the receipt by the applicable Management Stockholder Entities of the Net Settled Stock, sell to the Company, and the Company shall be required to purchase, on one occasion, all such Net Settled Stock held by the applicable Management Stockholder Entities at a per share price equal to the Section 5 Repurchase Price at the time of the purchase.

(b) In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a), such Management Stockholder Entities shall send written notice to the Company, (i) at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a)(i) and/or to exchange such Options for Net Settled Stock or (ii) at any time during the Settled Stock Put Period, of their intention to sell the Net Settled Stock in exchange for the payment referred to in Section 5(a)(iii)(the “Redemption Notice”). The completion of the purchases or exchanges shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The applicable Section 5 Repurchase Price shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) and the Net Settled Stock shall be delivered to the applicable Management Stockholder Entities, both against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(c) Notwithstanding anything in Section 5(a) to the contrary and subject to Section 10(a), if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any material loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if a repurchase would not be permitted under Section 170 of the Delaware General Corporation Law (the “DGCL”) or would otherwise violate the DGCL (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock from the applicable Management Stockholder Entities until the first business day which is ten (10) calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that the number of shares of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock, as specified in the Redemption Notice and held by the applicable Management Stockholder Entities at the time of delivery of the Redemption Notice in accordance with Section 5(b) hereof (as may be adjusted pursuant to Section 7(a)). Notwithstanding the foregoing and subject to Section 6(d), if an Event exists and is continuing for ninety (90) days, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice but the Management Stockholder Entities shall have another thirty (30) days from the date the Event ceases to exist to give another Repurchase Notice on the terms applicable to the first Redemption Notice.

6. The Company’s Option to Purchase Stock and Options of Management Stockholder Upon Certain Terminations of Employment.

(a) Termination for Cause by the Company, Termination by the Management Stockholder without Good Reason (other than due to his Retirement, death or Disability) and other Call Events. Except as otherwise provided herein, if, prior to the Lapse Date, (i) the Management Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company (and/or, if applicable, its subsidiaries) for Cause , (ii) the Management Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Management Stockholder without Good Reason (other than due to his Retirement, death or Disability) (a “Section 6(a)(ii) Call Event”), (iii) the beneficiaries of a Management Stockholder’s Trust shall include any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) or (iv) the Management Stockholder shall otherwise effect a transfer of any of the Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a “Section 6(a) Call Event”):

(A) the Company (for the purpose of providing a market for the Stock for the applicable Management Stockholder Entities) may purchase all or any portion of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Base Price and (y) Fair Market Value (any such applicable repurchase price, the “Section 6(a) Repurchase Price”), except that, in the case of a Section 6(a)(ii) Call Event that occurs on or after December 31, 2007, the Section 6(a) Repurchase Price shall be equal to Fair Market Value;

(B) subject to the Stock Option Agreement, all Options (whether or not then exercisable) held by the applicable Management Stockholder Entities will terminate immediately without payment in respect thereof; and

(C) the Company (for the purpose of providing a market for the Stock for the applicable Management Stockholder Entities) may purchase all or any portion of the shares of the Stock issued upon the exercise of any of the Options that is not terminated pursuant to clause (B) at a per share purchase price equal to the Section 6(a) Repurchase Price.

(b) Termination without Cause by the Company (other than due to his death or Disability), and Termination by the Management Stockholder with Good Reason. Except as otherwise provided herein, if, prior to the Lapse Date, (i) the Management

Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Company (and/or, if applicable, its subsidiaries) without Cause (other than due to his death or Disability), or (ii) the Management Stockholder’s active employment with the Company (and/or, if applicable, its subsidiaries) is terminated by the Management Stockholder with Good Reason (each, a “Section 6(b) Call Event”):

(A) the Company (for the purpose of providing a market for the Stock for the applicable Management Stockholder Entities) may purchase all or any portion of the shares of such Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to Fair Market Value; and

(B) the Company may purchase all or any portion of the exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the price equal to Fair Market Value over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment. In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof. In the event that the Company does not exercise the foregoing rights, the exercisable but unexercised portions of the Options shall terminate in accordance with the terms of Section 4(a) of the Stock Option Agreement. Subject to the Stock Option Agreement, the unexercisable portions of the Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment in accordance with Section 3(c) of the Stock Option Agreement.

(c) Death or Disability. Except as otherwise provided herein, if, prior to the Lapse Date, either (x) prior to Retirement, the Management Stockholder’s employment with the Company (and/or, if applicable, its subsidiaries) is terminated as a result of the death or Disability of the Management Stockholder or (y) after Retirement, the Management Stockholder dies or suffers a Disability (any event in clause (x) or clause (y), a “Section 6(c) Call Event”), then the Company may (for the purpose of providing a market for the Stock):

(A) With respect to the Stock, purchase all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to Fair Market Value; and

(B) With respect to the Options, purchase all or part of the exercisable portions of the Options for an amount equal to the product of (x) the excess, if any, of Fair Market Value over the Option Exercise Price and (y) the number of Exercisable Option Shares, which portions shall be terminated in exchange for such payment. In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.

(d) Call Notice. The Company shall have a period of 210 days from the later of (i) the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) and (ii) thirty (30) days from the date the Management Stockholder rescinds a Redemption Notice pursuant to the last sentence of Section 5(c), in which to give notice in writing to the Management Stockholder of its election to exercise its rights and obligations pursuant to this Section 6 (“Repurchase Notice”). Notwithstanding the foregoing, with respect to Net Settled Stock, the Company shall have a period of sixty (60) days following the five month anniversary of the receipt by the Management Stockholder Entities of the Net Settled Stock to give the Repurchase Notice. The completion of the purchases pursuant to the foregoing shall take place at the principal office of the Company on the tenth business day after the giving of the Call Notice. The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 6) shall be paid by delivery to the applicable Management Stockholder Entities of a certified bank check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or by wire transfer of immediately available funds, if the Management Stockholder Entities provide to the Company wire transfer instructions) against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents cancelling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(e) Delay of Call. Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 10(a), if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(d) hereof) from the applicable Management Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock (as may be adjusted pursuant to Section 7(a)), (ii) in the case of a repurchase pursuant to Section 6(b) or 6(c), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, in each case held by the applicable Management Stockholder Entities at the time of delivery of (and as set forth in) a Call Notice in accordance with Section 6(d) hereof and (iii) the Company may, at its election and in lieu of paying the repurchase price under paragraph (a), (b) or (c) of this Section 6, deliver a note payable in annual installments up to five years, bearing interest at the stated rate of interest on the Company’s senior subordinated notes issued on the Closing Date, except that the annual installment payments shall be accelerated if the Event shall cease to exist. All portions of the Options exercisable as of the date of a Repurchase Notice, in the case of a repurchase pursuant to Section 6(b) or 6(c), shall continue to be exercisable until the repurchase of such portions pursuant to such Call Notice, provided that to the extent that any portions of the Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly. Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90) days, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Repurchase Notice but the Company shall have another thirty (30) days from the date the Event ceases to exist to give another Repurchase Notice on the terms applicable to the first Repurchase Notice.

(f) Calculation of Option Excess Price. For the avoidance of doubt, in any instance where the Company exchanges cash or Stock for Options as set forth in Sections 5 and 6 above, the applicable Option Excess Price shall be calculated in tranches based on the applicable Option Exercise Prices relative to the applicable Repurchase Price, and not on an aggregate net basis, such that the Option Excess Price of any Options having the same Option Exercise Price, where the Option Excess Price is greater than zero, shall not be netted against the Option Excess Price of any Options having a different Option Exercise Price, where the Option Excess Price is less than or equal to zero.

7. Adjustment of Repurchase Price; Definitions.

(a) Adjustment of Repurchase Price. In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b) Definitions. Terms used herein and as listed below shall be defined as follows:

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section 1(a) hereof.

“Board” shall mean the board of directors of the Company.

“Call Events” shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events, and Section 6(c) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(d) hereof.

“Closing Date” shall have the meaning set forth in the first “whereas” paragraph.

“Common Stock” shall mean the Company’s common stock, par value $0.01 per share.

“Company” shall have the meaning set forth in the introductory paragraph.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“DGCL” shall have the meaning set forth in Section 5(c) hereof.

“Disability” shall mean “Disability” as such term may be defined in the Stock Option Agreement entered into by the Management Stockholder Agreement and the Company. Any question as to the existence of the Disability of the Management Stockholder as to which the Management Stockholder and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Management Stockholder and the Company. If the Management Stockholder and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Management Stockholder shall be final and conclusive for all purposes of this Agreement.

“Event” shall have the meaning set forth in Section 5(c) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor section thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that, at the Repurchase Calculation Date, could be purchased by the Management Stockholder upon exercise of the outstanding and then-vested and exercisable portion of such Options.

“Good Reason” shall mean “Good Reason” as such term may be defined in any employment agreement or change-in-control agreement in effect at the time of termination between the Management Stockholder and the Company or any of its subsidiaries or Rule 405 Affiliates; or, if there is no such employment or change-in-control agreement,

“Good Reason” shall mean (A) the failure of the Company to pay or cause to be paid the Management Stockholder’s base salary or target annual bonus, when due hereunder or a reduction in the base salary or annual bonus from the levels applicable in prior calendar years (other than any across the board reduction of 15% or less which similarly affects similarly situated employees) (B) any substantial and sustained diminution in the Management Stockholder’s title, authority or responsibilities or (C) any relocation of the Management Stockholder’s principal place of employment by more than 50 miles from the current location as of the date of this Agreement, without the Management Stockholder’s consent; provided that either of the events described in clauses (A) and (B) shall constitute Good Reason only if the Company fails to cure such event within 30 days after receipt from the Management Stockholder of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the Management Stockholder’s knowledge thereof, unless the Management Stockholder has given the Company written notice thereof prior to such date.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Investors” shall have the meaning set forth in the second “whereas” paragraph.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries of which may include only the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries of any such trust or to the estate of a deceased beneficiary.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 10(a) hereof.

“Notice” shall have the meaning set forth in Section 9(b) hereof.

“Offeror” shall have the meaning set forth in Section 4(a) hereof.

“Option” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares, as determined pursuant to Section 5 or 6, as applicable.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the fourth “whereas” paragraph.

“Option Stock” shall have the meaning set forth in Section 3(a) hereof.

“Other Management Stockholders” shall have the meaning set forth in the sixth “whereas” paragraph.

“Other Management Stockholders’ Agreements” shall have the meaning set forth in the seventh “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a).

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in the fifth “whereas” paragraph.

“Qualified Public Offering” shall mean a Public Offering, which results in an active trading market of 20% or more of the Common Stock.

“Repurchase Calculation Date” shall mean the last day of the month preceding the later of (i) the month in which the event giving rise to the right to repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs.

“Repurchase Eligibility Date” shall have the meaning set forth in Section 5(c) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5(a), Section 6(a), 6(b), or 6(c), as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective Rule 405 Affiliates.

“Restricted Stock” shall have the meaning set forth in the fifth “whereas” paragraph.

“Restricted Stock Agreement” shall have the meaning set forth in the fifth “whereas” paragraph.

“Rule 405 Affiliate” shall mean an Affiliate of the Company as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted in good faith by the Board.

“Sale Participation Agreement” shall mean that certain sale participation agreement entered into by and between the Management Stockholder and the Investors dated as of the date hereof.

“SEC” shall mean the Securities and Exchange Commission.

“Stock” shall have the meaning set forth in Section 3(a) hereof.

“Stock Option Agreement” shall have the meaning set forth in the fourth “whereas” paragraph.

“Third Party Offer” shall have the meaning set forth in Section 4(a) hereof.

“Transaction Agreement” shall have the meaning set forth in the first “whereas” paragraph.

“Transfer” shall have the meaning set forth in Section 2(a) hereof.

8. The Company’s Representations and Warranties.

(a) The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms, (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable and (iii) assuming the Management Stockholder’s representations in Section 2 are true and correct, the issuance of the Purchased Stock and Options does not violate any “blue sky” or other securities law of any jurisdiction or require the Company to file a registration statement with the SEC or apply to qualify any securities under the “blue sky” or other securities law of any jurisdiction.

(b) If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the Management Stockholder to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available. Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

9. “Piggyback” Registration Rights. Effective upon the date of this Agreement and until the later of (i) the first occurrence of a Qualified Public Offering and (ii) the seventh anniversary of the Effective Date:

(a) The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 5.4 of the Investor Stockholder Agreement entered into by and among the Company and investors party thereto (the “Piggyback Registration Rights”), as in effect on the date hereof (subject to any amendments thereto to which the Management Stockholder has agreed in writing to be bound), and, if the Company is selling stock, shall have all of the rights and privileges of a “Holder” (as defined in the Investor Stockholders Agreement) with respect to Piggyback Registration Rights (including, without limitation, the right to participate in the Qualified Public Offering and any rights to indemnification and/or contribution from the Company and/or the Investors), in each case as if the Management Stockholder were an original party (other than the Company) to the Investor Stockholder Agreement, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall the Management Stockholder have any rights to request registration under Section 5.3 of the Investor Stockholders Agreement; and provided further, that the Management Stockholder shall not be bound by any amendments to the Investor Stockholder Agreement unless the Management Stockholder consents in writing thereto provided that such consent will not be unreasonably withheld. All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Investor Stockholder Agreement.

(b) In the event of a sale of Common Stock by the Company in accordance with the terms of the Investor Stockholder Agreement, the Company will promptly notify the Management Stockholder in writing (a “Notice”) of any proposed registration (a “Proposed Registration”). If within fifteen (15) days of the receipt by the Management Stockholder of such Notice, the Company receives from the applicable Management Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Management Stockholder and the Company), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised portion of the Options to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold by the Company and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the Company and the denominator of which is the aggregate number of shares of Stock owned by the Company and any investment partnerships and investment limited liability companies investing with the Company or (ii) the maximum number of shares of Stock which the Company can register in connection with such Request in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9 or (iii) the maximum number of shares which the Management Stockholder (pro rata based upon the aggregate number of shares of Stock the Management Stockholder and all Other Management Stockholders have requested to be registered) is permitted to register under the Piggyback Registration Rights.

(d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors, the Management Stockholder and all Other Management Stockholders (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of any exercisable portion of the Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e) Upon delivering a Request the Management Stockholder will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Management Stockholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder’s agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder’s behalf with respect to the matters specified therein.

(f) The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9.

10. Pro Rata Repurchases; Dividends. (a) Notwithstanding anything to the contrary contained in Section 4, 5 or 6, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement and the Other Management Stockholders Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholder and Other Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each such Management Stockholder and all Other Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”). The provisions of Section 5(c) and 6(e) shall apply in their entirety to payments and repurchases with respect to shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 10(a). Until all of such Stock is purchased and paid for by the Company, the Management Stockholder and the Other Management Stockholders whose Stock is not purchased in accordance with this Section 10(a) shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement and Other Management Stockholders’ Agreements.

(b) In the event any dividends are paid with respect to the Stock, the Management Stockholder will be treated in the same manner as all other holders of Common Stock with respect to shares of Stock then owned by the Management Stockholder, and, with respect to any Options held by the Management Stockholder, in accordance, as applicable, with Section 4(b) of the Stock Option Agreement.

11. Rights to Negotiate Repurchase Price. Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

12. Covenant Regarding 83(b) Election. Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired upon each exercise of the Management Stockholder’s Options and any grant of Restricted Stock; and Management Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Management Stockholder files within thirty (30) days after the date hereof, and within thirty (30) days after each exercise of Management Stockholder’s Options and with evidence that each such election has been filed in a timely manner.

13. Notice of Change of Beneficiary. Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust. The Management Stockholder shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

14. Recapitalizations, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

15. Management Stockholder’s Employment by the Company. Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any offer letter or letter of employment provided to the Management Stockholder by the Company or any employment agreement entered by and between the Management Stockholder and the Company) (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

16. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) or Section 3 (other than clauses (c) or (d) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) or Section 3 hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

17. Amendment. This Agreement may be amended only by a written instrument signed by the Parties hereto.

18. Closing. Except as otherwise provided herein, the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

19. Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a) The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b) In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator. Such arbitration process shall take place within 100 miles of the New York City metropolitan area. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c) Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective Rule 405 Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to compete, covenant not to solicit and/or confidentiality covenants as set forth in Section 24(a) of this Agreement.

(d) In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.

20. Assignability of Certain Rights by the Company. The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof.

21. Miscellaneous.

(a) In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b) If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

(c) If any payments of money, delivery of shares of Stock or other benefits due to the Management Stockholder hereunder could cause the application of an accelerated or additional tax under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), such payments, delivery of shares or other benefits shall be deferred if deferral will make such payment, delivery of shares or other benefits compliant under Section 409A of the Code, otherwise such payment, delivery of shares or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company and reasonably acceptable to the Management Stockholder, that does not cause such an accelerated or additional tax.

22. Withholding. The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.

23. Notices. All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a) If to the Company, to it at the following address:

Affinia Group Holdings Inc.

Suite 100

1101 Technology Drive

Ann Arbor, MI 48108

Attention: Steve Keller, General Counsel

with copies to:

The Cypress Group L.L.C.

65 East 55th Street

New York, New York 10022

Attn: Michael F. Finley

Tel: (212) 705-0150

Fax: (212) 705-0199

and

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: William E. Curbow and Brian D. Robbins

Telecopy: (212) 455-2502

(b) If to the Management Stockholder, to him at the address set forth below under his signature;

or at such other address as either party shall have specified by notice in writing to the other.

24. Confidential Information; Covenant Not to Compete.

(a) In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder shall enter into a Confidentiality, Non-Competition and Proprietary Information Agreement with the Company or its Subsidiaries on the date hereof (or an employment agreement containing similar provisions).

(b) In the event that the Management Stockholder breaches any of the provisions of the Confidentiality, Non-Competition and Proprietary Information Agreement (or any provision concerning similar matters contained in an employment agreement entered into by the Management Stockholder and the Company or its Subsidiaries), in addition to all other remedies that may be available to the Company, such Management Stockholder shall be required to pay to the Company any amounts actually paid to him by the Company in respect of any repurchase by the Company of the Option or shares of Common Stock underlying the Option held by such Management Stockholder.

25. Termination of Certain Provisions.

The provisions contained in Section 5 and the portion of any other provision of this Agreement that incorporates the provisions of Section 5, shall terminate, and be of no further force or effect upon the consummation of a Qualified Public Offering.

[Signatures on next page.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

AFFINIA GROUP HOLDINGS INC.

By:

Name:

Title:

Management Stockholder’s Agreement Signature Page

MANAGEMENT STOCKHOLDER:

Signature:
Printed Name:

ADDRESS:

Management Stockholder’s Agreement Signature Page

Exhibit B

Confidentiality, Non-Competition and Proprietary Information Agreement

This Confidentiality, Non-Competition and Proprietary Information Agreement (the “Agreement”), is made effective as of             , between Affinia Group Inc. (the “Company”), and the employee signatory hereof (the “Employee”).

R  E  C  I  T  A  L  S:

WHEREAS, the Company has granted Employee an option to purchase shares of the Company (the “Option”); and

WHEREAS, Employee, in consideration for the grant of the Option, has agreed to be subject to the restrictive covenants set forth in this Agreement.

NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

1. Confidentiality.

(a) Employee will not at any time (whether during or after Employee’s employment with the Company or any subsidiary) (x) retain or use for the benefit, purposes or account of Employee or any other Person (as defined below); or (y) disclose, divulge, reveal, communicate, share, transfer or provide access to any Person outside the Company or any subsidiary (other than its professional advisers who are bound by confidentiality obligations), any non-public, proprietary or confidential information —including without limitation trade secrets, know-how, research and development, software, databases, inventions, processes, formulae, technology, designs and other intellectual property, information concerning finances, investments, profits, pricing, costs, products, services, vendors, customers, clients, partners, investors, personnel, compensation, recruiting, training, advertising, sales, marketing, promotions, government and regulatory activities and approvals — concerning the past, current or future business, activities and operations of the Company, its subsidiaries or affiliates and/or any third party that has disclosed or provided any of same to the Company on a confidential basis (“Confidential Information”) without the prior written authorization of the Company’s board of directors.

(b) “Confidential Information” shall not include any information that is (a) generally known to the industry or the public other than as a result of Employee’s breach of this covenant or any breach of other confidentiality obligations by third parties; (b) made legitimately available to Employee by a third party without breach of any confidentiality obligation; or (c) required by law to be disclosed; provided that Employee shall give prompt written notice to the Company of such requirement, disclose no more information than is so required, and cooperate with any attempts by the Company to obtain a protective order or similar treatment.

(c) Except as required by law, Employee will not disclose to anyone, other than Employee’s immediate family and legal or financial advisors, the existence or contents of this Agreement; provided that Employee may disclose to any prospective future employer the provisions of this Agreement provided they agree to maintain the confidentiality of such terms.

(d) Upon termination of Employee’s employment with the Company and its subsidiaries for any reason, Employee shall (x) cease and not thereafter commence use of any Confidential Information or intellectual property (including without limitation, any patent, invention, copyright, trade secret, trademark, trade name, logo, domain name or other source indicator) owned or used by the Company, its subsidiaries or affiliates; (y) immediately destroy, delete, or return to the Company, at the Company’s option, all originals and copies in any form or medium (including memoranda, books, papers, plans, computer files, letters and other data) in Employee’s possession or control (including any of the foregoing stored or located in Employee’s office, home, laptop or other computer, whether or not Company property) that contain Confidential Information or otherwise relate to the business of the Company, its affiliates and subsidiaries, except that Employee may retain only those portions of any personal notes, notebooks and diaries that do not contain any Confidential Information; and (z) notify and fully cooperate with the Company regarding the delivery or destruction of any other Confidential Information of which Employee is or becomes aware.

2. Non-Competition.

(a) Employee acknowledges and recognizes the highly competitive nature of the business of the Company and accordingly agrees as follows:

(i) During the term of Employee’s employment and, for a period of one year following the date Employee ceases to be employed by the Company and its subsidiaries (the “Restricted Period”), Employee will not, whether on Employee’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), directly or indirectly solicit or assist in soliciting in competition with the Company or any subsidiary, the business of any client or prospective client:

(A) with whom Employee had personal contact or dealings on behalf of the Company or any subsidiary during the one year period preceding Employee’s termination of employment;

(B) with whom employees reporting to Employee have had personal contact or dealings on behalf of the Company or any subsidiary during the one year immediately preceding the Employee’s termination of employment; or

(C) for whom Employee had direct or indirect responsibility during the one year immediately preceding Employee’s termination of employment.

(ii) During the Restricted Period, Employee will not directly or indirectly:

(A) engage in any business that competes with the business of the Company or its subsidiaries (including, without limitation, businesses which the Company or its subsidiaries have specific plans to conduct in the future and as to which Employee is aware of such planning) in any geographical area that is within 100 miles of any geographical area where the Company or its subsidiaries manufactures, produces, sells, leases, rents, licenses or otherwise provides its products or services (a “Competitive Business”);

(B) enter the employ of, or render any services to, any Person (or any division or controlled or controlling affiliate of any Person) who or which engages in a Competitive Business;

(C) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

(D) interfere with, or attempt to interfere with, business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its subsidiaries and customers, clients, suppliers partners, members or investors of the Company or its affiliates.

(iii) Notwithstanding anything to the contrary in this Agreement, Employee may, directly or indirectly own, solely as an investment, securities of any Person engaged in the business of the Company or its subsidiaries which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Employee (i) is not a controlling person of, or a member of a group which controls, such person and (ii) does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(iv) During the Restricted Period, Employee will not, whether on Employee’s own behalf or on behalf of or in conjunction with any Person, directly or indirectly:

(A) solicit or encourage any employee of the Company or its affiliates to leave the employment of the Company or its subsidiaries; or

(B) hire any such employee who was employed by the Company or its subsidiaries as of the date of Employee’s termination of employment with the Company or who left the employment of the Company or its subsidiaries coincident with, or within one year prior to or after, the termination of Employee’s employment with the Company and its subsidiaries.

(v) During the Restricted Period, Employee will not, directly or indirectly, solicit or encourage to cease to work with the Company or its subsidiaries any consultant then under contract with the Company or its affiliates.

(b) It is expressly understood and agreed that although Employee and the Company consider the restrictions contained in this Section 2 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Employee, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

3. Inventions.

(a) If Employee has created, invented, designed, developed, contributed to or improved any works of authorship, inventions, intellectual property, materials, documents or other work product (including without limitation, research, reports, software, databases, systems, applications, presentations, textual works, content, or audiovisual materials) (“Works”), either alone or with third parties, prior to Employee’s employment by the Company or its subsidiaries, that are relevant to or implicated by such employment (“Prior Works”), Employee hereby grants the Company a perpetual, non-exclusive, royalty-free, worldwide, assignable, sublicensable license under all rights and intellectual property rights (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) therein for all purposes in connection with the Company’s current and future business.

(b) If Employee creates, invents, designs, develops, contributes to or improves any Works, either alone or with third parties, at any time during Employee’s employment by the Company or its subsidiaries and within the scope of such employment and/or with the use of any the Company resources (“Company Works”), Employee shall promptly and fully disclose same to the Company and hereby irrevocably assigns, transfers and conveys, to the maximum extent permitted by applicable law, all rights and intellectual property rights therein (including rights under patent, industrial property, copyright, trademark, trade secret, unfair competition and related laws) to the Company to the extent ownership of any such rights does not vest originally in the Company.

(c) Employee agrees to keep and maintain adequate and current written records (in the form of notes, sketches, drawings, and any other form or media requested by the Company) of all Company Works. The records will be available to and remain the sole property and intellectual property of the Company at all times.

(d) Employee shall take all requested actions and execute all requested documents (including any licenses or assignments required by a government contract) at the Company’s expense (but without further remuneration) to assist the Company in validating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of the Company’s rights in the Prior Works and Company Works. If the Company is unable for any other reason to secure Employee’s signature on any document for this purpose, then Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Employee’s agent and attorney in fact, to act for and in Employee’s behalf and stead to execute any documents and to do all other lawfully permitted acts in connection with the foregoing.

(e) Employee shall not improperly use for the benefit of, bring to any premises of, divulge, disclose, communicate, reveal, transfer or provide access to, or share with the Company any confidential, proprietary or non-public information or intellectual property relating to a former employer or other third party without the prior written permission of such third party. Employee hereby indemnifies, holds harmless and agrees to defend the Company and its officers, directors, partners, employees, agents and representatives from any breach of the foregoing covenant. Employee shall comply with all relevant policies and guidelines of the Company, including regarding the protection of confidential information and intellectual property and potential conflicts of interest. Employee acknowledges that the Company may amend any such policies and guidelines from time to time, and that Employee remains at all times bound by their most current version.

(f) The provisions of Section 3 shall survive the termination of Employee’s employment for any reason.

4. Specific Performance. Employee acknowledges and agrees that the Company’s remedies at law for a breach or threatened breach of any of the provisions of Section 1, Section 2, and Section 3 would be inadequate and, in recognition of this fact, Employee agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law and/or otherwise available to the Company under the terms of any compensation plan, program or arrangement (including Affinia Group Holdings Inc. 2005 Stock Incentive Plan), the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by the Company and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

5. Miscellaneous.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

(b) Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

(c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

(d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(e) Assignment. This Agreement shall not be assignable by Employee. This Agreement may be assigned by the Company to a person or entity which is an affiliate or a successor in interest to substantially all of the business operations of the Company. Upon such assignment, the rights and obligations of the Company hereunder shall become the rights and obligations of such affiliate or successor person or entity.

(f) Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributes, devises and legatees of the parties hereto.

(g) Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first set forth above.

AFFINIA GROUP INC.

By:
Name:
Title:

EMPLOYEE

(Signature)

(Print Name)